Exhibit 10.1

SL GREEN REALTY CORP.
2003 LONG-TERM OUTPERFORMANCE
COMPENSATION PROGRAM

ARTICLE 1

GENERAL

1.1           Background.  SL Green Realty Corp. (the “Company”) maintains the SL Green Realty Corp.  Amended 1997 Stock Option and Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”).  Among the forms of compensation contemplated by the Plan are grants of restricted stock.  This 2003 Long-Term Outperformance Compensation Program (this “Program”) is adopted in furtherance of the authority to make such grants and provides for grants of restricted stock awards (each, an “Award”) to designated Persons.  The Awards shall be subject to the terms and conditions set forth herein and shall also be subject in all respects to the Plan.  The Awards and the Persons entitled to such awards (each, an “Award Recipient”) shall be evidenced pursuant to plan agreements (each, an “Award Agreement”) substantially in the form attached hereto.

1.2           Administration.  Without limitation of Section 1.1, the Program and the Awards shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) in accordance with the Plan.

1.3           Definitions.  Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan.  In addition, as used herein:

“Award Shares” has the meaning given to that term in Section 2.1.1.

“Change of Control” means:

(i)            any Person, together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such Person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) or (B) the then outstanding shares of all classes of stock of the Company (in either such case other than as a result of the acquisition of securities directly from the Company); or

(ii)           individuals who constitute the Board (the “Incumbent Directors”) as of the Effective Date cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes hereof, be considered an Incumbent Director; or

(iii)          the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate at least 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, an event described in clause (i)  shall not be a Change of Control if such event occurs solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of stock of the Company beneficially owned by any Person to 25% or more of the shares of stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any Person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional stock of the Company or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a Change of Control shall be deemed to have occurred for purposes of the foregoing clause (i).

“Common Stock Price” means, on any date, the average of the fair market values of one share of the Common Stock for the twenty (20) trading days ending on (and including, if that day is a trading day) such date or, if higher, such average computed for the sixty (60) trading days ending on (and including, if that day is a trading day) such date.

“Disability” means, with respect to an Award Recipient, (i) if the Company has a long-term disability plan in effect, the termination of employment with the Company of such Award Recipient as a result of incapacity due to physical or mental illness or other disability which qualifies such Award Recipient to receive benefits under such long-term disability plan, (ii) if the Company does not have a long-term disability plan in effect, the termination of employment with the Company of such Award Recipient pursuant to the “Disability” provisions of such Award Recipient’s employment agreement with the Company and (iii) if neither of (i) or (ii) is applicable to such Award Recipient, a determination by the Committee that such Award Recipient, as a result of a physical or mental illness or other disability, has a “Disability” for purposes of this Program.

“Dividend Value” means the aggregate amount of dividends paid on one share of the Common Stock between April 1, 2003 and the Valuation Date.

“Effective Date” means April 1, 2003.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Factor” means, with respect to the First Baseline, a number equal to 40% multiplied by the Fraction, and with respect to the Second Baseline, a number equal to 48% multiplied by the Fraction.

“fair market value” has the meaning given to that term in the Plan.

“First Baseline” means 140% of the Common Stock Price on the Effective Date; provided that if the Valuation Date occurs prior to the Measurement Date, then for purposes hereof, the First Baseline shall be equal to the sum of (a) the Common Stock Price on the Effective Date plus (b) the Common Stock Price on the Effective Date multiplied by the Factor.

“Fraction” means the number of whole calendar months that have elapsed since the Effective Date divided by 48.

“Measurement Date” means March 31, 2007.

“Outperformance Amount” means a dollar amount calculated as follows:  subtract the First Baseline from the Total Return; multiply the resulting amount by the number of Units outstanding on the Valuation Date; and multiply that resulting amount by 8%.  If the Total Return exceeds the Second Baseline, then the Outperformance Amount will be increased by a dollar amount calculated as follows: subtract the Second Baseline from the Total Return; multiply the resulting amount by the number of Units outstanding on the Valuation Date; and multiply that resulting amount by 2%.

“Person” shall have the meaning used in Sections 13(d) and 14(d) of the Exchange Act.

“Second Baseline” means 148% of the Common Stock Price on the Effective Date; provided that if the Valuation Date occurs prior to the Measurement Date, then for purposes hereof, the Second Baseline shall be equal to the sum of (a) the Common Stock Price on the Effective Date plus (b) the Common Stock Price on the Effective Date multiplied by the Factor.

“Total Return” means the sum of the Dividend Value plus the Common Stock Price on the Valuation Date.

“Units” means “Class A Units” and “Class B Units,” as such terms are defined in the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P. dated as of August 20, 1997 among the Company and the limited partners party thereto, as amended from time to time.

“Valuation Date” means the earlier of (i) the Measurement Date and (ii) the date upon which a Change of Control shall occur.

ARTICLE 2

OUTPERFORMANCE AWARDS

2.1           Awards.

2.1.1        Subject to Section 2.6, each Person named in an Award Agreement (an “Award Recipient”) is hereby granted an Award consisting of a number of shares of restricted Common Stock (“Award Shares”), calculated as of the Valuation Date, equal to the Outperformance Amount (if any) divided by the Common Stock Price on the Valuation Date and multiplied by the percentage specified for such Award Recipient in such Award Recipient’s Award Agreement; provided that the aggregate number of Award Shares shall not exceed the number of shares of Common Stock with respect to which awards may then be granted under the Plan on the Valuation Date, and further provided that the aggregate number of Award Shares shall not exceed 4% of the number of Units outstanding on the Valuation Date.  The Compensation Committee shall have the right to increase an Award Recipient’s percentage from time to time and at any time prior to the Valuation Date, so long as the total percentage to all Award Recipients does not exceed 100%.

2.1.2        Subject to the terms hereof, the Award Shares shall be issued as of the earliest of (i) the fourth (4th) anniversary of the Effective Date, (ii) the date upon which a Change of Control shall occur and (iii) pursuant to Section 2.6.1, the date, if any, upon which an Award Recipient shall be granted an Award in accordance with such section, in each case notwithstanding that, as an administrative matter, certificates representing the Award Shares may be issued subsequent to any such date.

2.2           Termination and Forfeiture; Vesting; Change of Control.

2.2.1        If at any time prior to the Valuation Date an Award Recipient’s employment by the Company shall terminate or cease for any reason (except in the case of the death or Disability of such Award Recipient, in which case the provisions of Section 2.6 shall apply), then such Award Recipient’s Award shall terminate at such time and no Award Shares shall be distributed in respect thereof.  If at any time on or after the Valuation Date an Award Recipient’s employment by the Company shall terminate or cease for any reason (except in the case of the death or Disability of such Award Recipient, in which case the provisions of Section 2.6 shall apply), then all of such Award Recipient’s Award Shares that remain unvested at such time shall automatically and immediately be forfeited by such Award Recipient.

2.2.2        Subject to Section 2.6, the Award Shares shall become vested, with respect to each Award Recipient, as follows: (i) forty percent (40%) of such Award Recipient’s Award Shares shall become vested on the fourth (4th) anniversary of the Effective Date; and (ii) an additional twenty percent (20%) of such Award Recipient’s Award Shares shall become vested on each of the fifth (5th) anniversary of the Effective Date, the sixth (6th) anniversary of the Effective Date and the seventh (7th) anniversary of the Effective Date; provided that all unvested Award Shares that have not previously been forfeited shall vest immediately upon the occurrence of a Change of Control.

2.3           Payments by Award Recipients.  For purposes of Section 3.1(b) of the Plan, no amount shall be payable to the Company by any Award Recipient at any time in respect of an Award.

2.4           Dividends.  On and after the Valuation Date, if the Company shall pay a cash dividend on the Common Stock, the Company shall pay the same cash dividend on each issued and outstanding Award Share without regard to whether such Award Share has then vested (which dividend shall be non-refundable, notwithstanding any subsequent forfeiture, if any, of Award Shares in respect of which such dividend was paid).

2.5           Restrictions on Transfer.  No Award Recipient shall assign, transfer, otherwise encumber or dispose of (“Transfer”) any Award Share prior to the date on which such Award Share vests.

2.6           Death or Disability.

2.6.1        Notwithstanding any other provision herein, prior to the Valuation Date if an Award Recipient’s employment by the Company shall terminate or cease as a result of the death or Disability of such Award Recipient, then (i) such Award Recipient shall automatically and immediately be granted an Award calculated as if a Change of Control had occurred (with respect to such Award Recipient only) on the date of death or Disability and (ii) all of the Award Shares comprising such Award shall automatically and immediately vest and be Transferable for all purposes hereunder.

2.6.2        Notwithstanding any other provision herein, on or after the Valuation Date if an Award Recipient’s employment by the Company shall terminate or cease as a result of the death or Disability of such Award Recipient, then all of such Award Recipient’s Award Shares shall automatically and immediately vest and be Transferable for all purposes hereunder.

ARTICLE 3

MISCELLANEOUS

3.1           Amendments.  This 2003 Outperformance Plan and any Award Agreement may be amended or modified only with the consent of the Company acting through the Compensation Committee of the Board; provided that any amendment or modification which adversely affects an Award Recipient must be consented to by such Award Recipient to be effective as against him. The Compensation Committee shall have the authority to award Shares to effect the spirit and intent of this Outperformance Program in the event it determines that the Award Shares to be granted, if any, based upon the formulas set forth herein would not reflect the outperformance of the Company relative to industry indices and the purposes for which the Program was implemented.

3.2           Incorporation of Plan.  The provisions of the Plan are hereby incorporated by reference as if set forth herein.

3.3           Stock Certificates; Restrictive Legends

3.3.1        On any date of issuance of Award Shares or as soon as practicable thereafter, the Company shall issue a stock certificate to each Award Recipient receiving Award Shares hereunder.  Each such certificate shall be registered in the name of the appropriate Award Recipient.  The certificates issued hereunder shall bear a legend referring to the terms, conditions and restrictions applicable to such Award Shares hereunder, substantially in the following form (in addition to any other legend the Committee may determine to be necessary or appropriate):

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE RESTRICTED BY AND SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE SL GREEN REALTY CORP. 2003 LONG-TERM OUTPERFORMANCE COMPENSATION PROGRAM.  COPIES OF SUCH PROGRAM ARE ON FILE IN THE OFFICES OF SL GREEN REALTY CORP. AT 420 LEXINGTON AVENUE, NEW YORK, NEW YORK  10170.

3.3.2        The Committee shall require that the stock certificates evidencing the Award Shares be held in custody by the Company until the restrictions (including those relating to vesting and transferability) set forth in this Program shall have lapsed, and that, as a condition to the issuance of the Award Shares to any Award Recipient such Award Recipient shall have delivered a stock power, endorsed in blank, relating to such Award Shares.  If and when such restrictions lapse, the stock certificates shall be delivered by the Company to the appropriate Award Recipient or his designee.

3.3.3        Any shares of Common Stock or other securities distributed by the Company in respect of the Award Shares shall be subject to this Section 3.3 including the requirement of an appropriate legend, the requirement that the certificates representing such shares of Common Stock or other securities be held in custody by the Company and the condition to distribution that the Award Recipient have delivered a stock power with respect to such shares of Common Stock or other securities.

3.3.4        If the Company shall be consolidated or merged with another corporation, each Award Recipient shall be required, to the extent that the Award Shares remain unvested and/or subject to restrictions or transferability, to deposit with the successor corporation each certificate that such Award Recipient is entitled to receive by reason of the ownership of the Award Shares, and the other provisions of this Section 3.3 shall apply to such certificates.

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ATTACHMENT TO 2003 OUTPERFORMANCE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Regarding Common Stock of

SL GREEN REALTY CORP.

Issued Pursuant to the
SL Green Realty Corp. 2003 Long-Term
Outperformance Compensation Program
(Constituted Under the SL Green
Realty Corp. Amended 1997 Stock
Option and Incentive Plan)

This certifies that                             (the “Grantee”) is an Award Recipient (as defined herein) under the SL Green Realty Corp. 2003 Long-Term Outperformance Compensation Program (the “Program”).  Capitalized terms used but not defined herein shall have the meanings given to those terms in the Program.  The Grantee’s percentage for purposes of Section 2.1.1 of the Program is       %, which percentage may be increased from time to time as provided in the Program.

This certificate is issued pursuant to and is subject to all of the terms and conditions of the Program and all of the terms and conditions of the Plan, in each case the terms and conditions of which are hereby incorporated as though set forth herein, and the receipt of a copy of which the Grantee hereby acknowledges by his receipt of this certificate.

A determination of the Committee under the Program as to any questions which may arise with respect to the interpretation of the provisions of this certificate and of the Program shall be final.  The Committee may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the Program and the Plan, as it may deem advisable.

WITNESS the signature of the Company’s duly authorized officer.

Dated:                     , 2003

SL GREEN REALTY CORP.

By:
Name:
Title: